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                                                                   Exhibit 10.29

                              SEVENTH AMENDMENT TO
                           FIRST AMENDED AND RESTATED
                    WAREHOUSING CREDIT AND SECURITY AGREEMENT

SEVENTH AMENDMENT TO FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Amendment") dated as of June 24, 2004, among Oak Street Mortgage LLC, a Delaware limited liability company ("Oak Street LLC"), OAK STREET MORTGAGE OF TENNESSEE LLC, a Tennessee limited liability company ("Oak Street of TN"), OAK STREET MORTGAGE, INC., a Delaware corporation ("Oak Street Inc.") (Oak Street LLC, Oak Street of TN and Oak Street Inc. are collectively referred to as the "Borrower") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("Lender").

A. Borrower and Lender have entered into a revolving mortgage warehousing facility with a present Warehousing Commitment Amount of $200,000,000, which is evidenced by a First Amended and Restated Warehousing Promissory Note and a Sublimit Promissory Note, each dated August 31, 2002 (the "Notes"), and by a First Amended and Restated Warehousing Credit and Security Agreement dated as of August 31, 2002 (as the same may have been and may be amended or supplemented, the "Agreement").

B. Borrower has requested that Lender amend certain terms of the Agreement, and Lender has agreed to the amendments, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties to this Amendment agree as follows:

1.       Subject to Borrower's satisfaction of the conditions set forth in
         Section 6, the effective date of this Amendment is June 16, 2004 ("Effective Date").

2. Unless otherwise defined in this Amendment, all capitalized terms have the meanings given to those terms in the Agreement. Defined terms may be used in the singular or the plural, as the context requires. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or." References to Sections and Exhibits are to Sections and Exhibits of this Amendment unless otherwise expressly provided.

3. Article 12 of the Agreement is amended and restated in its entirety as set forth in Article 12 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 12 (including each and every Section in Article 12) are deemed to refer to the new Article 12.

4. Exhibit H to the Agreement is amended and restated in its entirety as set forth in Exhibit H to this Amendment. All references in the Agreement and the other Loan Documents to Exhibit H are deemed to refer to the new Exhibit H.

5. In consideration of Lender's agreement to temporarily increase the Warehousing Commitment Amount, Borrower must pay Lender an additional fee in the amount of $2,000 ("Increase Fee").

6. Borrower must deliver to Lender (a) two executed copies of this Amendment, (b) a $350 document production fee and (c) the Increase Fee.

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7.       Borrower represents, warrants and agrees that (a) there exists no
         Default or Event of Default under the Loan Documents, (b) the Loan Documents continue to be the legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their terms, as modified by this Amendment, (c) Lender is not in default under any of the Loan Documents and Borrower has no offset or defense to its performance or obligations under any of the Loan Documents, (d) except for changes permitted by the terms of the Agreement, Borrower's representations and warranties contained in the Loan Documents are true, accurate and complete in all respects as of the Effective Date and (e) there has been no material adverse change in Borrower's financial condition from the date of the Agreement to the Effective Date.

8. Except as expressly modified, the Agreement is unchanged and remains in full force and effect, and Borrower ratifies and reaffirms all of its obligations under the Agreement and the other Loan Documents.

9. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year above written.

                                           OAK STREET MORTGAGE LLC,
                                           a Delaware limited liability company

                                           By: /s/ Craig Royal
                                              ----------------------------------

                                           Its: Chief Financial Officer
                                               ---------------------------------

                                           OAK STREET MORTGAGE OF TENNESSEE LLC,
                                           a Tennessee limited liability company

                                           By: /s/ Craig Royal
                                              ----------------------------------

                                           Its: Chief Financial Officer
                                               ---------------------------------

                                           OAK STREET MORTGAGE, INC.,
                                           a Delaware corporation

                                           By: /s/ Craig Royal
                                              ----------------------------------

                                           Its: Chief Financial Officer
                                               ---------------------------------


Closing Date: July 12, 2004                RESIDENTIAL FUNDING CORPORATION,
            (to be completed by Lender)    a Delaware corporation

                                           By: /s/ Robin Swanson
                                              ----------------------------------

                                           Its: Director
                                               ---------------------------------

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12.      DEFINITIONS

12.1.    DEFINED TERMS

Capitalized terms defined below or elsewhere in this Agreement have the following meanings or, as applicable, the meanings given to those terms in Exhibits to this Agreement:

"Advance Rate" means, with respect to any Eligible Loan and REO Property, the Advance Rate set forth in Exhibit H for that type of Eligible Loan or REO Property.

"Affiliate" means, when used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person that beneficially owns or holds, directly or indirectly, 5% or more of any class of voting Equity Interests of the Person referred to, (c) each Person, 5% or more of the voting Equity Interests of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. For these purposes, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

"Aged Mortgage Loans" means Mortgage Loans against which a Warehousing Advance has been outstanding for longer than the Standard Warehouse Period, provided that Aged Mortgage Loans are permitted for such type of Mortgage Loan.

"Aged Warehouse Period" means the maximum number of days a Warehouse Advance against Aged Mortgage Loans of a particular type may remaining outstanding.

"Agency Security" means a Mortgage-backed Security issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.

"Agreement" means this First Amended and Restated Warehousing Credit and Security Agreement, either as originally executed or as it may be amended, restated, renewed or replaced.

"Appraised Property Value" means with respect to an interest in real property, the then current fair market value of the real property and any improvements on it as of recent date determined in accordance with Title XI of FIRREA by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

"Approved Custodian" means a pool custodian or other Person that Lender deems acceptable, in its sole discretion, to hold Mortgage Loans for inclusion in a Mortgage Pool or to hold Mortgage Loans as agent for an Investor that has issued a Purchase Commitment for those Mortgage Loans.

"Audited Statement Date" means the date of Borrower's most recent audited financial statements (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Lender under the Existing Agreement or this Agreement.

"Bank One" means Bank One, National Association, or any successor bank.

"Bank One Prime Rate" means, as of any date of determination, the highest prime rate quoted by Bank One and most recently published by Bloomberg L.P. If the prime rate for Bank One is not quoted or published for any period, then during that period the term "Bank One Prime Rate"

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means the highest prime rate published in the most recent edition of The Wall
Street Journal in its regular column entitled "Money Rates."

"Borrower" has the meaning set forth in the first paragraph of this Agreement.

"BPO Value" means, with respect to the improved real property securing any Mortgage Loan, the lowest fair market value for such real property or ownership interest and occupancy rights as set forth in an opinion of a real estate broker acceptable to Lender, in its sole discretion, as to the value of such improved real property if sold within a 60-day marketing period. Each such broker price opinion must be obtained from a real estate broker with substantial experience in the purchase and sale of similar properties in the geographic area in which the real property or ownership interest and occupancy rights to be valued is located and should be as of a date not more than 30 days prior to the date of the related Advance.

"Business Day" means any day other than Saturday, Sunday or any other day on which national banking associations are closed for business.

"Buydown" has the meaning set forth in Section 3.4.

"Calendar Quarter" means the 3 month period beginning on each January 1, April 1, July 1 or October 1.

"Cash Collateral Account" means a demand deposit account maintained at the Funding Bank in Lender's name and designated for receipt of the proceeds of the sale or other disposition of Collateral.

"Check Disbursement Account" means a demand deposit account maintained at the Funding Bank in Borrower's name and under the control of Lender for clearing checks written by Borrower to fund Mortgage Loans funded by Warehousing Advances.

"Closing Date" has the meaning set forth in the Recitals to this Agreement.

"Collateral" has the meaning set forth in Section 4.1.

"Collateral Documents" means, with respect to each Mortgage Loan, (a) the Mortgage Note, the Mortgage and all other documents including, if applicable, any Security Agreement, executed in connection with or relating to the Mortgage Loan; (b) as applicable, the original lender's ALTA Policy of Title Insurance or its equivalent, documents evidencing the FHA Commitment to Insure, the VA Guaranty or private mortgage insurance, the appraisal, the Regulation Z statement, the environmental assessment, the engineering report, certificates of casualty or hazard insurance, credit information on the maker of the Mortgage Note, the HUD-1 or corresponding purchase advice; (c) any other document listed in Exhibit B; and (d) any other document that is customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor or that is customarily executed by the seller of a Mortgage Note to an Investor.

"Committed Purchase Price" means for an Eligible Loan (a) the dollar price as set forth in the Purchase Commitment or, if the price is not expressed in dollars, the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in the Purchase Commitment for the Eligible Loan, or (b) if the Eligible Loan is to be used to back an Agency Security, the dollar price as set forth in a Purchase Commitment or, if the price is not expressed in dollars the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in the Purchase Commitment for the Agency Security.

"Compliance Certificate" means a certificate executed on behalf of Borrower by its manager having principal financial accounting responsibilities, substantially in the form of Exhibit E.

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"Credit Score" means a mortgagor's overall consumer credit rating, represented by a single numeric credit score using the Fair, Isaac consumer credit scoring system, provided by a credit repository acceptable to Lender and the Investor that issued the Purchase Commitment covering the related Mortgage Loan (if a Purchase Commitment is required by Exhibit H).

"Current Assets" means a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) assets that in the regular course of business will be readily and quickly realized, or converted into cash, all in accordance with GAAP, within 1 year, together with those additional assets that may readily be converted into cash without impairing the business of Borrower. Current Assets include (a) cash, (b) temporary investments, (c) Mortgage Loans and Mortgage-backed Securities held for sale (net of any loan loss reserves),
(d) accounts and accrued interest receivable (net of allowance for doubtful accounts), (e) servicing advances made on behalf of mortgagors and (f) any other assets that would be Current Assets in accordance with GAAP.

"Current Liabilities" means a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) liabilities, or any portion of a Person's liabilities, the maturity of which will not extend beyond 1 year from the date of determination.

"Current Ratio" means the ratio of a Person's Current Assets to Current Liabilities.

"Daily Outstanding Balances" has the meaning set forth in Section 3.11.

"Debt" means (a) all indebtedness or other obligations of a Person that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of the Person on the date of determination, plus (b) all indebtedness or other obligations of the Person for borrowed money or for the deferred purchase price of property or services, and minus, (c) for purposes of calculating Borrower's Debt, all indebtedness or other obligations of a Diversified Business that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of the Diversified Business on the date of determination. For purposes of calculating a Person's Debt, Subordinated Debt not due within 1 year of that date and deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights may be excluded from a Person's indebtedness.

"Default" means the occurrence of any event or existence of any condition that, but for the giving of Notice or the lapse of time, would constitute an Event of Default.

"Default Rate" means, for any Warehousing Advance, the Interest Rate applicable to that Warehousing Advance plus 4% per annum. If no Interest Rate is applicable to a Warehousing Advance, "Default Rate" means, for that Warehousing Advance, the highest Interest Rate then applicable to any outstanding Warehousing Advance plus 4% per annum.

"Depository Benefit" means the compensation received by Lender, directly or indirectly, as a result of Borrower's maintenance of Eligible Balances with a Designated Bank.

"Designated Bank" means any bank designated by Lender as a Designated Bank, but only for as long as Lender has an agreement under which Lender receives Depository Benefits from that bank.

"Designated Bank Charges" means any fees, interest or other charges that would otherwise be payable to a Designated Bank in connection with Eligible Balances maintained at the Designated Bank, including deposit insurance premiums, service charges and any other charges that may be imposed by governmental authorities from time to time.

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"Discontinued Loan" has the meaning set forth in the GMAC-RFC Client Guide.

"Diversified Business" means each Subsidiary or Affiliate of Borrower listed on Exhibit K to this Agreement, including H&K Collections, LLC and Oak Street Funding LLC, and any other Subsidiary, Affiliate, investment or asset not engaged in or supporting Borrower's mortgage banking business.

"Earnings Allowance" has the meaning set forth in Section 3.1(b).

"Earnings Credit" has the meaning set forth in Section 3.1(b).

"Electronic Advance Request" means an electronic transmission through RFConnects Delivery containing the same information as Exhibit A to this Agreement.

"Electronic Tracking Agreement" means an Electronic Tracking Agreement, on the form prescribed by Lender, among Borrower, Lender, MERS and MERCORP, Inc., pursuant to which Lender will have the authority to, among other things, withdraw a Mortgage from the MERS system, if either the Mortgage Loan has been registered on the MERS system naming Borrower as servicer or subservicer, or the Mortgage Loan has not yet been registered on the MERS system.

"Eligible Balances" means all funds of or maintained by Borrower (and, if applicable, Borrower's Subsidiaries) in demand deposit or time deposit accounts at a Designated Bank, minus balances to support float, reserve requirements and any other reductions that may be imposed by governmental authorities from time to time.

"Eligible Loan" means a Single Family Mortgage Loan that satisfies the conditions and requirements set forth in Exhibit H.

"Eligible Mortgage Pool" means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification, (b) there exists a Purchase Commitment covering the Agency Security to be issued on the basis of that certification and (c) the Agency Security will be delivered to Lender.

"Equity Interests" means all shares, interests, participations or other equivalents, however, designated, of or in a Person (other than a natural person), whether or not voting, including common stock, membership interests, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which Borrower is a member and that is treated as a single employer under Section 414 of the Internal Revenue Code.

"Event of Default" means any of the conditions or events set forth in Section 10.1.

"Excess Buydown" has the meaning set forth in Section 3.4.

"Excess Usage Day" has the meaning set forth in Section 3.11.

"Excess Usage Fee" has the meaning set forth in Section 3.11.

"Exchange Act" means the Securities Exchange Act of 1934 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"Exhibit B" means Exhibit B-SF or Exhibit B-REP/NP/REO, as applicable to the type of Eligible Loan or REO Property against which a Warehousing Advance is to be made.

"Existing Agreement" means the Warehousing Credit and Security Agreement dated as of June 30, 2000, as amended, between Oak Street Mortgage LLC f/k/a Cresleigh Financial Services LLC and Lender.

"Fair Market Value" means, at any time for an Eligible Loan or a related Agency Security (if the Eligible Loan is to be used to back an Agency Security) as of any date of determination, (a) the Committed Purchase Price if the Eligible Loan is covered by a Purchase Commitment from Fannie Mae or Freddie Mac or the Eligible Loan is to be exchanged for an Agency Security and that Agency Security is covered by a Purchase Commitment from an Investor, or (b) otherwise, the market price for such Eligible Loan or Agency Security, determined by Lender based on market data for similar Mortgage Loans or Agency Securities and such other criteria as Lender deems appropriate in its sole discretion.

"Fannie Mae" means Fannie Mae, a corporation created under the laws of the United States, and any successor corporation or other entity.

"FHA" means the Federal Housing Administration and any successor agency or other entity.

"FICA" means the Federal Insurance Contributions Act and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules and regulations.

"FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"First Mortgage" means a Mortgage that constitutes a first Lien on the real property covered by the Mortgage.

"First Mortgage Loan" means a Mortgage Loan secured by a First Mortgage.

"Freddie Mac" means Freddie Mac, a corporation created under the laws of the United States, and any successor corporation or other entity.

"Funding Bank" means Bank One or any other bank designated by Lender as a Funding Bank.

"Funding Bank Agreement" means a letter agreement on the form prescribed by Lender between the Funding Bank and Borrower authorizing Lender's access to the Operating Account and the Check Disbursement Account.

"GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board, or in opinions, statements or pronouncements of any other entity approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

"Gestation Agreement" means an agreement under which Borrower agrees to sell or finance (a) a Mortgage Loan prior to the date of purchase by an Investor or (b) a Mortgage Pool prior to the date a Mortgage-backed Security backed by the Mortgage Pool is issued.

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"Ginnie Mae" means the Government National Mortgage Association, an agency of the United States government, and any successor agency or other entity.

"GMAC-RFC Client Guide" means the applicable loan purchase guide issued by Lender, as the same may be amended or replaced.

"Government Mortgage Loan" means a closed-end First Mortgage Loan that is either HUD/FHA insured (other than a HUD 203(K) Mortgage Loan or a Title I Mortgage
Loan) or VA guaranteed.

"Hedging Arrangements" means, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.

"High LTV Mortgage Loan" has the meaning set forth in Exhibit H.

"HUD" means the Department of Housing and Urban Development, and any successor agency or other entity.

"Indemnified Liabilities" has the meaning set forth in Section 11.2.

"Indemnitees" has the meaning set forth in Section 11.2.

"Interest Rate" means, for any Warehousing Advance, the floating rate of interest specified for that Warehousing Advance in Exhibit H.

"Interim Statement Date" means the date of the most recent unaudited financial statements of Borrower (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Lender under the Existing Agreement or this Agreement.

"Internal Revenue Code" means the Internal Revenue Code of 1986, Title 26 of the United States Code, and all rules, regulations and interpretations issued under those statutory provisions, as amended, and any subsequent or successor federal income tax law or laws, rules, regulations and interpretations.

"Investment Company Act" means the Investment Company Act of 1940 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"Investor" means Fannie Mae, Freddie Mac or a financially responsible private institution that Lender deems acceptable, in its sole discretion, to issue Purchase Commitments with respect to a particular category of Eligible Loans.

"Lender" has the meaning set forth in the first paragraph of this Agreement.

"Leverage Ratio" means the ratio of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) Debt to Tangible Net Worth. For purposes of calculating a Person's Leverage Ratio, Debt arising under Hedging Arrangements, to the extent of assets arising under those Hedging Arrangements, may be excluded from a Person's Debt.

"LIBOR" means, for each week, the rate of interest per annum that is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for 1 month periods of certain U.S. banks as of 11:00 a.m. (London time) on the first Business Day of each week on which the London Interbank market is open, as published by Bloomberg L.P. If those interest rates are not offered or published for any period, then during that period LIBOR means the London Interbank

Offered Rate for 1 month periods as published in The Wall Street Journal in its regular column entitled "Money Rates" on the first Business Day of each week on which the London Interbank market is open.

"Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of such an agreement and any agreement to give any security interest).

"Liquid Assets" means the following assets owned by a Person (and, if applicable, that Person's Subsidiaries, on a consolidated basis) as of any date of determination: (a) unrestricted and unencumbered cash, (b) funds on deposit in accounts with any bank located in the United States (net of the aggregate amount payable under all outstanding and unpaid checks, drafts and similar items drawn by a Person against those accounts), (c) investment grade commercial paper, (d) money market funds and (e) marketable securities, plus, in the case of Borrower and in the absence of a Default or Event of Default, (f) the amount of any Buydowns and Excess Buydowns.

"Loan Documents" means this Agreement, the Warehousing Note, the Sublimit Note, any agreement of Borrower relating to Subordinated Debt, any Security Agreement, if applicable, and each other document, instrument or agreement executed by Borrower in connection with any of those documents, instruments and agreements, as originally executed or as any of the same may be amended, restated, renewed or replaced.

"Loan Package Fee" has the meaning set forth in Section 3.5.

"Loan-to-Value Ratio" means, for any Mortgage Loan, the ratio of (a) the maximum amount that may be borrowed under the Mortgage Loan (whether or not borrowed) at the time of origination, plus the Mortgage Note Amounts of all other Mortgage Loans secured by the related Property, to (b) the Appraised Property Value of the related Property.

"Manufactured Home" means a structure that is built on a permanent chassis (steel frame) with the wheel assembly necessary for transportation in one or more sections to a permanent site or semi-permanent site.

"Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System, as amended.

"MERS" means Mortgage Electronic Registrations Systems, Inc. and any successor entity.

"Miscellaneous Fees and Charges" means the miscellaneous fees set forth on Lender's collateral operations fees schedule (either as originally delivered to Borrower or as it may be amended, restated, renewed or replaced after the date of this Agreement) and all miscellaneous disbursements, charges and expenses incurred by or on behalf of Lender for the handling and administration of Warehousing Advances and Collateral, including costs for Uniform Commercial Code, tax lien and judgment searches conducted by Lender, filing fees, charges for wire transfers and check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, recording fees for REO Mortgages, Funding Bank service fees and overdraft charges and Designated Bank Charges.

"Mortgage" means a mortgage or deed of trust on real property that is improved and substantially completed (including real property to which a Manufactured Home has been affixed in a manner such that the Lien of a mortgage or deed of trust would attach to the Manufactured Home under applicable real property law).

"Mortgage-backed Securities" means securities that are secured or otherwise backed by Mortgage Loans.

"Mortgage Loan" means any loan evidenced by a Mortgage Note and secured by a Mortgage and, if applicable, a Security Agreement.

"Mortgage Note" means a promissory note secured by one or more Mortgages and, if applicable, one or more Security Agreements.

"Mortgage Note Amount" means, as of any date of determination, the then outstanding and unpaid principal amount of a Mortgage Note (whether or not an additional amount is available to be drawn under that Mortgage Note).

"Mortgage Pool" means a pool of one or more Pledged Loans on the basis of which a Mortgage-backed Security is to be issued.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, to which either Borrower or any ERISA Affiliate of Borrower has any obligation with respect to its employees.

"Non-Usage Fee" has the meaning set forth in Section 3.6.

"Notices" has the meaning set forth in Section 11.1.

"Obligations" means all indebtedness, obligations and liabilities of Borrower to Lender and Lender's Subsidiaries (whether now existing or arising after the date of this Agreement, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, or decreased or extinguished and later increased and however created or incurred), including Borrower's obligations and liabilities to Lender under the Loan Documents and disbursements made by Lender for Borrower's account.

"Operating Account" means a demand deposit account maintained at the Funding Bank in Borrower's name and designated for funding that portion of each Eligible Loan or REO Property not funded by a Warehousing Advance made against that Eligible Loan or REO Property and for returning any excess payment from an Investor for a Pledged Loan or Pledged Security.

"Overdraft Advance" has the meaning set forth in Section 3.9.

"Participant" has the meaning set forth in Section 11.8.

"Person" means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of those governments.

"Plan" means each employee benefit plan (whether in existence on the date of this Agreement or established after that date), as that term is defined in
Section 3 of ERISA, maintained for the benefit of directors, officers or employees of Borrower or any ERISA Affiliate.

"Pledged Assets" means, collectively, Pledged Loans, Pledged Securities and REO Properties.

"Pledged Hedging Accounts" has the meaning set forth in Section 4.1 (i).

"Pledged Hedging Arrangements" has the meaning set forth in Section 4.1 (i).

"Pledged Loans" has the meaning set forth in Section 4.1 (b).

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"Pledged Securities" has the meaning set forth in Section 4.1 (c).

"Prime Mortgage Loan" has the meaning set forth in Exhibit H.

"Prohibited Transaction" has the meanings set forth for such term in Section 4975 of the Internal Revenue Code and Section 406 of ERISA.

"Purchase Commitment" means a written commitment, in form and substance satisfactory to Lender, issued in favor of Borrower by an Investor under which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

"Receivables" has the meaning set forth in Section 4.1(e).

"Release Amount" has the meaning set forth in Section 4.3 (f).

"REO Mortgage" means a First Mortgage in form and substance approved by Lender covering an REO Property which has been executed and delivered by Borrower for the benefit of Lender.

"REO Property" has the meaning set forth in Exhibit H.

"Repurchased Mortgage Loan" has the meaning set forth in Exhibit H.

"RFC Mortgage Loan" means a Mortgage Loan covered by a Purchase Commitment issued by Lender.

"RFConnects Delivery" means Lender's proprietary service to support the electronic exchange of information between Lender and Borrower, including Advance Requests, shipping requests, payoff requests, activity reports and exception reports.

"RFConnects Pledge Agreement" means an agreement (on the then current form prescribed by Lender) granting Lender a security interest in Mortgage Loans for which Borrower has requested Warehousing Advances using RFConnects Delivery.

"Second Mortgage" means a Mortgage that constitutes a second Lien on the property covered by the Mortgage.

"Second Mortgage Loan" means a Mortgage Loan secured by a Second Mortgage.

"Security Agreement" means a security agreement or other agreement that creates a Lien on personal property, including furniture, fixtures and equipment, to secure repayment of a Mortgage Loan.

"Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans.

"Servicing Portfolio" means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by that Person under Servicing Contracts, minus the principal balance of all Mortgage Loans that are serviced by that Person for others under subservicing arrangements.

"Single Family Mortgage Loan" means a Mortgage Loan secured by a Mortgage on improved real property on which is located a 1-to-4 family residence.

"Standard Warehouse Period" means, for any Mortgage Loan or REO Property, the maximum number of days a Warehousing Advance against that type of Mortgage Loan or REO Property, other than against an Aged Mortgage Loan, may remain outstanding, as set forth in Exhibit H.

"Statement Date" means the Audited Statement Date or the Interim Statement Date, as applicable.

"Sublimit" means the aggregate amount of Warehousing Advances (expressed as a dollar amount or as a percentage of the Warehousing Commitment Amount) that is permitted to be outstanding at any one time against a specific type of Eligible Loan or REO Property.

"Sublimit Note" has the meaning set forth in Section 1.3.

"Subordinated Debt" means (a) all indebtedness of Borrower for borrowed money that is effectively subordinated in right of payment to all present and future Obligations either (1) under a Subordination of Debt Agreement on the form prescribed by Lender or (2) otherwise on terms acceptable to Lender, and (b) solely for purposes of Section 8.5, all indebtedness of Borrower that is required to be subordinated by Sections 5.1 (b) and 7.11.

"Subprime Mortgage Loan" has the meaning set forth in Exhibit H.

"Subsidiary" means any corporation, partnership, association or other business entity in which more than 50% of the shares of stock or other ownership interests having voting power for the election of directors, managers, trustees or other Persons performing similar functions is at the time owned or controlled by any Person either directly or indirectly through one or more Subsidiaries of that Person.

"Tangible Net Worth" means the excess of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) total assets over total liabilities as of the date of determination, each determined in accordance with GAAP, applied in a manner consistent with the most recent audited financial statements delivered to Lender under the Existing Agreement, plus that portion of Subordinated Debt not due within 1 year of that date. For purposes of calculating a Person's Tangible Net Worth, advances or loans to managers, members, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of the Person, intangible assets, those other assets that would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of that date, as those requirements appear "Consolidated Audit Guide for Audits of HUD Programs," other assets Lender deems unacceptable, in its sole discretion, and, for purposes of calculating Borrower's Tangible Net Worth, an amount equal to the book net worth of each Diversified Business, must be excluded from a Person's total assets.

"Third Party Originated Loan" means a Mortgage Loan originated and funded by a third party (other than with funds provided by Borrower at closing to purchase the Mortgage Loan) and subsequently purchased by Borrower.

"Trust Receipt" means a trust receipt in a form approved by and under which Lender may deliver any document relating to the Collateral to Borrower for correction or completion.

"Usage Target" has the meaning set forth in Section 3.11.

"Unused Portion" has the meaning set forth in Section 3.6.

"Used Portion" has the meaning set forth in Section 3.6.

"Warehousing Advance" means a disbursement by Lender to fund the origination or acquisition of a Mortgage Loan.

"Warehousing Advance Request" has the meaning set forth in Section 2.1.

"Warehousing Collateral Value" means, as of any date of determination, (a) with respect to any Eligible Loan or REO Property, the lesser of (1) the amount of any Warehousing Advance made, or that could be made, against such Eligible Loan or REO Property under Exhibit H or (2) an amount equal to the Advance Rate for the applicable type of Eligible Loan or REO Property multiplied by the Fair Market Value of such Eligible Loan or REO Property; (b) if Eligible Loans or REO Properties have been exchanged for Agency Securities, the lesser of (1) the amount of any Warehousing Advances outstanding against the Eligible Loans or REO Properties backing the Agency Securities or (2) an amount equal to the Advance Rates for the applicable types of Eligible Loans backing the Agency Securities multiplied by the Fair Market Value of the Agency Securities; and (c) with respect to cash, the amount of the cash.

"Warehousing Commitment" means the obligation of Lender to make Warehousing Advances to Borrower under Section 1.1.

"Warehousing Commitment Amount" means $200,000,000. Notwithstanding the foregoing, (a) during the period from June 16, 2004, through June 24, 2004, the Warehousing Commitment Amount will be temporarily increased to $205,000,000 and
(b) during the period from June 25, 2004, through July 25, 2004, the Warehousing Commitment Amount will be temporarily increased to $250,000,000. On the first Business Day following the expiration of the temporary increase of the Warehousing Commitment Amount, Borrower will repay to Lender the amount by which the outstanding Warehousing Advances exceed the Warehousing Commitment Amount.

"Warehousing Commitment Fee" has the meaning set forth in Section 3.5.

"Warehousing Fee" has the meaning set forth in Section 3.7.

"Warehousing Maturity Date" has the meaning set forth in Section 1.2.

"Warehousing Note" has the meaning set forth in Section 1.3.

"Wet Settlement Advance" means with respect to any Warehousing Advance, the time from the date the Warehousing Advance is made until the date of Lender's receipt of the Collateral Documents required by Article 2 and the Exhibits and documents referenced in that Article.

"Wire Disbursement Account" means a demand deposit account maintained at the Funding Bank in Lender's name for clearing wire transfers requested by Borrower to fund Warehousing Advances.

"Wire Fee" has the meaning set forth in Section 3.7.

12.2.    OTHER DEFINITIONAL PROVISIONS; TERMS OF CONSTRUCTION

12.2 (a) Accounting terms not otherwise defined in this Agreement have the meanings given to those terms under GAAP.

12.2 (b) Defined terms may be used in the singular or the plural, as the context requires.

12.2 (c) All references to time of day mean the then applicable time in Chicago, Illinois, unless otherwise expressly provided.

12.2 (d) References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

12.2 (e) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation."

12.2 (f) Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or."

12.2 (g) All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements. All provisions from other agreements incorporated into this Agreement by reference survive any termination of those other agreements until the Obligations of Borrower under this Agreement, the Warehousing Note and the Sublimit Note are irrevocably paid in full and the Warehousing Commitment is terminated.

12.2 (h) All references to the Uniform Commercial Code shall be deemed to be references to the Uniform Commercial Code in effect on the date of this Agreement in the applicable jurisdiction.

12.2 (i) Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.

                                END OF ARTICLE 12

                                                                       EXHIBIT H

                         ELIGIBLE LOANS AND OTHER ASSETS

                             Oak Street Mortgage LLC
                            Oak Street Mortgage, Inc.
                      Oak Street Mortgage of Tennessee LLC

LIMITATIONS ON WAREHOUSING ADVANCES AGAINST MORTGAGE LOANS

Lender's obligation to make Warehousing Advances under the Agreement is subject to the following limitations:

         1. No Warehousing Advance will be made against any Mortgage Loan that has been previously sold or pledged to obtain financing (whether or not such financing constitutes Debt) under another warehousing financing arrangement or a gestation agreement.

         2. No Warehousing Advance will be made against any Mortgage Loan that Lender believes may be based on untrue, incomplete or inaccurate or fraudulent information or may otherwise be subject to fraud.

         3. No Warehousing Advance will be made against a Mortgage Loan if any of the limitations set forth in this Exhibit H would be exceeded after giving effect to the Warehousing Advance.

         4. No Warehousing Advance will be made against a Mortgage Loan with an original principal balance in excess of $2,000,000.

         5. No Warehousing Advance will be made against a Third Party Originated Loan that was closed more than 45 days prior to the date on which the requested Warehousing Advance is to be made.

SUBLIMITS

These general limitations apply to all Warehousing Advances against Eligible
Loans:

         1.       Wet Settlement Advances:               40% of the Warehousing
                                                         Commitment Amount.

         2.       Third Party Originated Loans:          $25,000,000 (Wet
                                                         Settlement Advances not
                                                         permitted)

ELIGIBLE LOANS AND TERMS OF WAREHOUSING ADVANCES

Subject to compliance with the terms and limitations set forth below and the terms, representations and warranties and the covenants in the Agreement, each of the following Mortgage Loans is an Eligible Loan for purposes of the
Agreement:

1.       PRIME MORTGAGE LOAN

(a) Definition: A First Mortgage Loan or a Second Mortgage Loan with the following characteristics:

         (i) For a First Mortgage Loan:

         A. Underwritten substantially in accordance with Fannie Mae or Freddie Mac underwriting standards (except as to maximum amount); and

         B. Loan-to-Value Ratio not to exceed 80% or, if the Loan-to-Value Ratio exceeds 80%, the Prime Mortgage Loan is insured by or subject to a commitment for mortgage insurance in an amount and on terms and conditions that satisfy the underwriting standards of Fannie Mae or Freddie Mac; or

         C. A Government Mortgage Loan.

    (ii) For a Second Mortgage Loan:

         A. The credit of the obligor has been underwritten substantially in accordance with Fannie Mae or Freddie Mac underwriting standards; and

         B. Loan-to-Value Ratio not more than 100%.

(b) Interest Rate:

    (i) Other Mortgage Loans:            [***] over LIBOR

    (ii) Aged Mortgage Loans:            [***] over LIBOR

(c) Prime Sublimit:                      $24,000,000

    (i) First Mortgage Loan:             $24,000,000

    (ii) Second Mortgage Loan:           $12,000,000

    (iii) Aged Mortgage Loans:           $   600,000

(d) Committed/Uncommitted:

    (i) First Mortgage Loans:            Purchase Commitment required

    (ii) Second Mortgage Loans:          Purchase Commitment NOT required

(e) Wet Settlement Advances:             Permitted

(f) Aged Mortgage Loans:                 Permitted for First Mortgage Loans only

(g) Committed Advance Rate:

    (i) First Mortgage Loan:             [***] of the lesser of (i) the Mortgage
                                         Note Amount or (ii) the Committed
                                         Purchase Price

    (ii) RFC Mortgage Loan:              [***] of the lesser of (i) of the
                                         Mortgage Note Amount or (ii) the
                                         Committed Purchase Price

(h) Uncommitted Advance Rate:            [***] of the Mortgage Note Amount

(i) Standard Warehouse Period:           90 days

(j) Aged Warehouse Period:               120 days

(k)  Required Prepayments:          All Mortgage Loans in warehouse 45 days will
                                    be reduced by [***] of the Mortgage Note
                                    Amount.

                                    On the day a Pledged Loan becomes an Aged
                                    Mortgage Loan, the Warehousing Advance
                                    against such Pledged Loan must be (a) repaid in full, to the extent the Aged Mortgage Loan Sublimit would be exceeded, or (b) otherwise, reduced by [***] of the Mortgage Note Amount.

2.   SUBPRIME MORTGAGE LOAN

(a) Definition: A First Mortgage Loan or Second Mortgage Loan that has a risk rating of "A-," "B" or "C" (determined using underwriting standards that comply with industry standards in the sole judgment of Lender), and that is acceptable for purchase by at least two Investors.

(b)  Interest Rate:

         (i) Other Mortgage Loans:  [***]over LIBOR

         (ii)Aged Mortgage Loans:   [***]over LIBOR

(c)  Subprime Sublimit:             (A) from June 16, 2004, to and including
                                    June 24, 2004, $205,000,000, (B) from June
                                    25, 2004, to and including July 2, 2004,
                                    $250,000,000, and (C) thereafter,
                                    $200,000,000

         (i) First Mortgage Loan:   (A) from June 16, 2004, to and including
                                    June 24, 2004, $205,000,000, (B) from June
                                    25, 2004, to and including July 2, 2004,
                                    $250,000,000, and (C) thereafter,
                                    $200,000,000

         (ii) Second Mortgage Loan: $40,000,000

         (iii) Aged Mortgage Loans: $10,000,000

(d) Committed/Uncommitted:          Purchase Commitment NOT required

(e) Wet Settlement Advances:        Permitted

(f) Aged Mortgage Loans:            Permitted for First Mortgage Loans only

(g) Committed Advance Rate:

         (i) RFC Mortgage Loan:     [***] of the lesser of (i) of the Mortgage
                                    Note Amount or (ii) the Committed Purchase
                                    Price

(h)  Uncommitted Advance Rate:

         (i) First Mortgage Loan:   [***] of the Mortgage Note Amount

         (ii) Second Mortgage Loan: [***] of the Mortgage Note Amount

(i)  Standard Warehouse Period:     90 days

(j)  Aged Warehouse Period:           180 days

(k)  Required Prepayments:            All Mortgage Loans in warehouse 45 days
                                      will be reduced [***] by of the Mortgage
                                      Note Amount.

                                      On the day a Pledged Loan becomes an Aged
                                      Mortgage Loan, the Warehousing Advance
                                      against such Pledged Loan must be (a)
                                      repaid in full, to the extent the Aged
                                      Mortgage Loan Sublimit would be exceeded, or (b) otherwise, reduced by [***] of the Mortgage Note Amount. Thereafter, the Warehousing Advance must be reduced by [***] of the Mortgage Note Amount.

3. HIGH LTV MORTGAGE LOAN

(a) Definition: A Second Mortgage Loan that meets the 125 Loan Program eligibility criteria set forth in the GMAC-RFC Client Guide and for which an AssetWise Certificate has been issued, and a First Mortgage Loan that meets the Home Solution Program eligibility criteria set forth in the GMAC-RFC Client Guide and for which an AssetWise Certificate has been issued.

(b) Interest Rate:                    [***]

(c) High LTV Sublimit:                $1,000,000

(d) Committed/Uncommitted:            Purchase Commitment from Lender required

(e) Wet Settlement Advances:          Permitted

(f) Aged Mortgage Loans:              Not Permitted

(g) Committed Advance Rate:

     (i) First Mortgage Loan:         [***] of the lesser of (i) of the Mortgage
                                      Note Amount or (ii) the Committed Purchase
                                      Price

     (ii)Second Mortgage Loan:        [***] of the lesser of (i) of the Mortgage
                                      Note Amount or (ii) the Committed Purchase
                                      Price

(h)  Standard Warehouse Period:       45 days

4.       REPURCHASED MORTGAGE LOAN/NONPERFORMING MORTGAGE LOAN/REO PROPERTY

         (a)      Definitions:

                  Repurchased Mortgage Loan: A Mortgage Loan that has been repurchased from an Investor or a Mortgage Pool pursuant to a Servicing Contract.

                  Nonperforming Mortgage Loan: A First Mortgage Loan or a Second Mortgage Loan that is not a High LTV Mortgage Loan and (i) is in the process of foreclosure, (ii) is 60 days or more delinquent or (iii) with respect to which the Warehousing Period has expired.

                  REO Property: An improved real property containing a 1- to 4-family residence, which property is owned by Borrower as the result of a foreclosure proceeding or the acceptance of a deed in lieu of foreclosure, or has been purchased from an Investor to satisfy a repurchase obligation of Borrower to the Investor.

         (b)      Interest Rate:                       [***] over LIBOR

         (c)      Sublimit:                            $2,400,000

         (d)      Committed/Uncommitted:               Purchase Commitment
                                                       NOT required

         (e)      Wet Settlement Advances:             Not Permitted

         (f)      Aged Mortgage Loans:                 Not Permitted

         (g)      Advance Rate for Repurchased and     [***] of the lesser of
                  Nonperforming Mortgage Loans:        (i) Lender's initial
                                                       Warehousing Advance, (ii)
                                                       the unpaid principal
                                                       balance, (iii) the
                                                       repurchase price, or (iv)
                                                       the Appraised Property
                                                       Value or BPO Value

         (h)      Advance Rate for REO Property:       The lesser of (i)[***]
                                                       Lender's initial
                                                       Warehousing Advance or
                                                       (ii) [***] of the
                                                       Appraised Property Value
                                                       or BPO Value

         (i)      Standard Warehouse Period:           365 days

         (j)      Required Prepayments for Repurchased [***] of the Mortgage
                  and Nonperforming Mortgage Loans:    Note Amount, paid each
                                                       month occurring more than
                                                       90 days after the date of
                                                       the Warehousing Advance

         (k)      Required Prepayments for REO         [***] of the initial
                  Property:                            Warehousing Advance
                                                       against an REO Property
                                                       paid each month occurring
                                                       more than 90 days after
                                                       the date of the
                                                       Warehousing Advance